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                                                                      EXHIBIT 12

                        SECURITY CAPITAL PACIFIC TRUST
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (Dollar amounts in thousands)

                                          Three Months Ended
                                               March 31,                     Period Ended December 31,
                                          ------------------    ---------------------------------------------------
                                           1996       1995        1995       1994       1993       1992       1991
                                          -------    -------    --------    -------    -------    -------    ------
Net Earnings from Operations              $22,920    $14,540    $ 81,696    $46,719    $23,191    $ 9,037    $2,078
Add:
    Interest Expense                        6,520      6,006      19,584     19,442      3,923      3,214     3,952
                                          -------    -------    --------    -------    -------    -------    ------
Net Earnings as adjusted                  $29,440    $20,546    $101,280    $66,161    $27,114    $12,251    $6,030
                                          =======    =======    ========    =======    =======    =======    ======
Fixed Charges:
    Interest Expense                      $ 6,520    $ 6,006    $ 19,584    $19,442    $ 3,923    $ 3,214    $3,952
    Capitalized Interest                    3,497      2,257      11,741      6,029      2,818        989       157
                                          -------    -------    --------    -------    -------    -------    ------
        Total Fixed Charges               $10,017    $ 8,263    $ 31,325    $25,471    $ 6,741    $ 4,203    $4,109
                                          =======    =======    ========    =======    =======    =======    ======
Ratio of Net Earnings to Fixed Charges        2.9        2.5         3.2        2.6        4.0        2.9       1.5
                                          =======    =======    ========    =======    =======    =======    ======